PROMISSORY NOTE DUE DECEMBER 10, 1999

$30,000                                                    Newton, Massachusetts
                                                               December 10, 1994


FOR VALUE RECEIVED, the undersigned, Mark P. Duffy (the borrower), hereby promises to pay on or before December 10, 1999 to Delta Parts, Inc. (the "Lender") the principal sum of $30,000 together with interest on the principal amount from time to time remaining unpaid, calculated on the basis of a 360-day year and actual days elapsed, at an annual rate equal to ten percent (10%), adjustable on the first of each month to the highest rate then being paid by the company on its primary bank credit lines. The borrower will make monthly payments on the first day of each month beginning January 1, 1995, in amounts that will pay off the principal and accrued interest on the note on or before December 10, 1999. In addition, any bonuses received by the borrower while this note is outstanding, will be applied first to any accrued interest, then to the principal of this note.

The rights and benefits of the Lender shall insure to the benefit of its successors and assigns.

This Note shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts.



Witness:                                     Signed and agreed:


                                             /s/ Mark P. Duffy
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                                             Mark P. Duffy